Direct Dial: 972-458-0300

June 8, 2005

Citadel Security Software Inc.
Two Lincoln Centre, Suite 1600
5420 LBJ Freeway
Dallas, Texas 75240

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel to Citadel Security Software Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 7,440,712 shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock") for resale by the selling stockholders named therein (the "Selling Stockholders").

In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws, as amended; (c) the securities purchase agreement between the Company and certain of the Selling Stockholders dated May 9, 2005; (d) the forms of warrants issued to the Selling Stockholders; (e) the agreements related to the purchase of shares and warrants referred to in the Registration Statement; and (f) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/       Wood & Sartain, LLP
            Wood & Sartain, LLP